EXHIBIT 5.1

May 23, 2025

Merchants Bancorp

410 Monon Blvd.

Carmel, Indiana 46032

Ladies and Gentlemen:

We have acted as counsel to Merchants Bancorp, an Indiana corporation (the “Corporation”), in connection with the preparation and filing of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) providing for the registration of up to $500,000,000 of Securities (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), which may be offered pursuant to Rule 415 under the Securities Act, consisting of the following:

(i)	senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities”) of the Corporation (collectively, “Debt Securities”);
(ii)	shares of common stock, without par value, of the Corporation (“Common Stock”);
(iii)	shares of preferred stock, without par value, of the Corporation (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”);
(iv)	contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (“Purchase Contracts”);
(v)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (“Warrants”); and
(vi)	units (“Units”), which are comprised of two or more of the securities registered under the Registration Statement (as defined below) in any combination.

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Depositary Receipts, Purchase Contracts, Warrants and Units are collectively referred to herein as the “Securities.”

We have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the respective forms of indentures as filed with the Commission for the respective Debt Securities (including, as exhibits, proposed forms of instruments thereunder) providing for the issuance of the respective Debt Securities from time to time on the terms thereof (each an “Indenture” and, collectively, the “Indentures”); (iii) the Corporation’s second amended and restated articles of incorporation, and as subsequently amended through the date hereof and in effect on the date hereof, and the second amended and restated by-laws, as in effect on the date hereof; (iv) corporate proceedings of the Corporation relating to the Registration Statement, the Indentures and the transactions contemplated thereby; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation. In rendering this opinion, we have assumed that (1) the forms of agreements we reviewed will be executed in the form that we reviewed; (2) the parties to the documents (other than the Corporation) have the necessary power and authority to execute, deliver and perform their obligations under the respective documents, such execution, delivery and performance does not violate such parties’ organizational documents or relevant laws, and such parties have duly authorized, executed and delivered the documents; (3) the genuineness of signatures, and the documents to which such parties are signatories are valid and binding on the applicable parties; (4) the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals; (5) the conformity to the originals of all documents, records and certificates submitted to us as copies; (6) the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies; (7) the Corporation will remain validly existing under Indiana law; (8) the organizational documents of the Corporation are not amended or modified in any respect relevant and material to our opinions expressed herein; (9) the number of shares of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the remaining number of shares of Common Stock or Preferred Stock, as the case may be, authorized under the articles of incorporation, as amended, (as then in effect) and not otherwise reserved for issuance;

(10) the Securities and the related agreements setting forth their terms will be governed by Indiana law; and (11) the terms of the Securities are established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation.

Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that once the Registration Statement as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act:

(1)	when (i) the indenture and trustee have been qualified under the Trust Indenture Act of 1939, as amended; (ii) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the applicable Indenture and such Debt Securities have been duly executed, authenticated, and delivered in accordance with the applicable Indenture; and (iv) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement, the prospectus and an applicable prospectus supplement against delivery of applicable consideration, the Debt Securities so issued (including any Debt Securities issued in settlement of Purchase Contracts or Units) will constitute valid and binding obligations of the Corporation;
(2)	except with respect to Common Stock issuable upon (x) the conversion of Securities that are by their terms convertible (“Convertible Securities”) or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock has been taken, and (ii) the Common Stock is issued, sold and delivered on the terms authorized and in the manner contemplated by the Registration Statement, the prospectus and an applicable prospectus supplement against delivery of applicable consideration, the Common Stock will be validly issued, fully paid and nonassessable;
(3)	with respect to Common Stock issuable upon the conversion of Convertible Securities that are by their terms convertible, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon conversion of the Convertible Securities has been taken, (ii) such Convertible Securities have been converted in accordance with their terms, and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;
(4)	with respect to Common Stock issuable upon settlement of Purchase Contracts or Units comprised of Common Stock and any one or more other Securities, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon settlement of the Purchase Contracts or Units has been taken, (ii) such Purchase Contracts or Units have been settled in accordance with their terms, and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

(5)	except with respect to Preferred Stock issuable upon (x) the conversion of Convertible Securities or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action has been taken to authorize and approve the issuance of the Preferred Stock (including the establishment of the terms thereof), (ii) the applicable articles of amendment setting forth the terms of such Preferred Stock have been duly filed with the Secretary of State of the State of Indiana, and (iii) the Preferred Stock is issued, sold and delivered on the terms authorized and in the manner contemplated by the Registration Statement, the prospectus and an applicable prospectus supplement against delivery of the applicable consideration, the Preferred Stock will be validly issued, fully paid and nonassessable;
(6)	with respect to Preferred Stock issuable upon the conversion of Convertible Securities which are by their terms convertible, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon conversion of Convertible Securities, (ii) articles of amendment setting forth the terms of such Preferred Stock have been duly filed with the Secretary of State of the State of Indiana, and (iii) such Convertible Securities have been converted in accordance with their terms, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

(7)	with respect to Preferred Stock issuable upon settlement of Purchase Contracts or Units comprised of Preferred Stock and any one or more other Securities, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon settlement of Purchase Contracts or Units, (ii) articles of amendment setting forth the terms of such Preferred Stock have been duly filed with the Secretary of State of the State of Indiana, and (iii) such Purchase Contracts or Units have been settled in accordance with their terms, such Preferred Stock will be validly issued, fully paid and nonassessable;
(8)	when (i) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) with a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”), (ii) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Depositary Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement, the prospectus and an applicable prospectus supplement and the Depositary Agreement, the Depositary Receipts will constitute valid and binding obligations of the Corporation and will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement;
(9)	when (i) all necessary corporate action to approve and authorize the execution and delivery of Purchase Contracts, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Purchase Contracts, which documents conform in all material respects to the description thereof in the Registration Statement, the prospectus and an applicable prospectus supplement has been taken, (ii) such Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of such Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (iv) such Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and binding obligations of the Corporation;
(10)	when (i) all necessary corporate action, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of the Warrants, to approve and authorize the execution and delivery of a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement, the prospectus and an applicable prospectus supplement (the “Warrant Agreement”) has been taken, (ii) such Warrant Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Warrants and the underlying Securities relating thereto and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Corporation; and
(11)	when (i) all necessary corporate action to approve and authorize the issuance of Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement, the prospectus and an applicable prospectus supplement (the “Unit Documents”) has been taken, (ii) the Units and the Unit Documents have been executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and binding obligations of the Corporation.

Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any document or instrument of the Corporation, such opinions are subject to the qualifications that: (i) the enforceability of any document or instrument of the Corporation may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and similar laws relating to or affecting the enforcement of creditors’ rights; (ii) the enforceability of equitable rights and remedies provided for in any such agreement is subject to judicial discretion, and the enforceability of such agreement may be limited by general principles of equity; (iii) the enforceability of such document or instrument may be limited by public policy; and (iv) certain remedial, waiver, selection of governing law, forum or jurisdiction, and other provisions of such document or instrument may be unenforceable.

This opinion is limited to the federal securities laws of the United States and the laws of the State of Indiana (excluding federal and state antifraud laws), including all applicable Indiana statutory provisions and published and available judicial decisions interpreting these laws, as in effect on the date hereof. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the prospectus, any prospectus supplement or other offering material regarding the Corporation or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement, in the prospectus and any prospectus supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of Section 11 of the Securities Act, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Krieg DeVault LLP
Krieg DeVault LLP